Exhibit 11


                                  CHIQUITA BRANDS INTERNATIONAL, INC.

                         COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                               (In thousands, except per share amounts)

                                                    Quarter Ended    Six Months Ended
                                                      June 30,           June 30,
                                                    1995        1994         1995         1994
                                                  ---------   ---------    ---------   ---------
A.  Primary earnings (loss) per common share

Income used to calculate primary earnings
 (loss) per common share:
  Income before extraordinary item               $   34,130   $  30,945   $   71,758   $  66,479
  Dividends on Series A Preferred Stock              (2,066)     (2,066)      (4,133)     (3,100)
                                                  ---------   ---------    ---------   ---------
  Income available to common shares
    before extraordinary item                        32,064      28,879       67,625      63,379
  Extraordinary loss from refinancing
    of debt                                          (4,713)         --       (4,713)    (22,840)
                                                  ---------   ---------    ---------   ---------

  Net income available to common shares          $   27,351   $  28,879   $   62,912   $  40,539
                                                  =========   =========    =========   =========

Shares used to calculate primary earnings
 (loss) per common share:
  Weighted average common and equivalent
    Series C preference shares outstanding           53,512      51,956       53,279      51,882
  Less restricted common shares                        (419)         --         (405)         --
  Dilutive effect of assumed exercise of
    stock options and warrants                          814       1,055          820       1,212

                                                  ---------   ---------    ---------   ---------
                                                     53,907      53,011       53,694      53,094
                                                  =========   =========    =========   =========
Primary earnings (loss) per common share:
  Income before extraordinary item               $      .59   $     .54   $     1.26   $    1.19
  Extraordinary item                                   (.08)         --         (.09)       (.43)

                                                  ---------   ---------    ---------   ---------
  Net income                                     $      .51   $     .54   $     1.17   $     .76
                                                  =========   =========    =========   =========

/TABLE

                                  CHIQUITA BRANDS INTERNATIONAL, INC.

                         COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                               (In thousands, except per share amounts)

                                                                    Six Months Ended
                                                         June 30,                June 30,
                                                    1995        1994         1995         1994
                                                  ---------   ---------    ---------   ---------
B.  Fully diluted earnings (loss) per common share

Income used to calculate fully diluted earnings
 (loss) per common share:
  Income before extraordinary item               $   34,130   $  30,945   $   71,758   $  66,479
  Extraordinary loss from refinancing of debt        (4,713)         --       (4,713)    (22,840)
                                                  ---------   ---------    ---------   ---------
  Net income                                     $   29,417   $  30,945   $   67,045   $  43,639

                                                  =========   =========    =========   =========

Shares used to calculate fully diluted earnings
 (loss) per common share:
  Weighted average common and equivalent
    Series C preference shares outstanding           53,512      51,956       53,279      51,882
  Less restricted common shares                        (399)         --         (384)         --
  Dilutive effect of assumed exercise of stock
    options and warrants                              1,036       1,055          938       1,382
  Dilutive effect of assumed conversion of
    Series A Preferred Stock                          7,566       7,566        7,566       5,675
                                                  ---------   ---------    ---------   ---------
                                                     61,715      60,577       61,399      58,939
                                                  =========   =========    =========   =========
Fully diluted earnings (loss) per common share:
  Income before extraordinary item               $      .55   $     .51   $     1.17   $    1.13
  Extraordinary item                                   (.07)         --         (.08)       (.39)
                                                  ---------   ---------    ---------   ---------
  Net income                                     $      .48   $     .51   $     1.09   $     .74
                                                  =========   =========    =========   =========
/TABLE